CERTIFICATION OF THE DESIGNATION,
 PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS,

AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, WHICH HAVE NOT BEEN SET FORTH IN THE CERTIFICATE OF INCORPORATION OR IN ANY AMENDMENT

                                 THEREOF, OF THE

          ADJUSTABLE RATE CUMULATIVE CLASS A PREFERRED STOCK, SERIES F
                               (WITHOUT PAR VALUE)

                                       OF

                              KANEB SERVICES, INC.
                         PURSUANT TO SECTION 151 OF THE

                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

    The undersigned DOES HEREBY CERTIFY that the following resolution has been typographically corrected to accurately reflect the resolution as was duly adopted by the Board of Directors of the Corporation, at a meeting duly convened and held on June 12, 1997, at which a quorum was present and acting throughout:

         "RESOLVED, that 1,000 shares of the total authorized amount of 5,000,000 shares of the Class A Preferred Stock of the Corporation be issued in and constitute a single series designated "Adjustable Rate Cumulative Class A Preferred Stock, Series F" (hereinafter called "the Series" or "this Series"), the shares of the Series to have the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions set forth in the Certificate of Incorporation of the Corporation, as it may be amended from time to time, and hereinafter set forth:

         (a)  Designation and Rank.

         (1) The designation of the series of Class A Preferred Stock created by this resolution shall be "Adjustable Rate Cumulative Class A Preferred Stock, Series F" and the number of shares constituting this Series shall be 1,000. Shares of this Series shall have a stated value of $1.00 per share. The number of authorized shares of this Series may be reduced by further resolution duly adopted by the Board and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of this Series shall not be increased.

         (2) This Series shall rank on a parity with the Corporation's outstanding Adjustable Rate Cumulative Class A Preferred Stock, 12% Convertible Class A Preferred Stock, Series D, and Adjustable Rate Cumulative Class A Preferred Stock, Series C, as to payment of dividends and distribution of assets upon the dissolution, liquidation or winding up of the Corporation.

         (b)  Dividends.

         (1) The Annual Dividend (as hereinafter defined) per share of this Series for the 1997 calendar year shall be determined as of January 1, 1998, and as of each succeeding January 1 for subsequent calendar years (the "Determination Date").

         (2) Accrued dividends on the shares of this Series shall be cumulative. The first Annual Dividend, for calendar year 1997, shall accrue on January 1, 1998, and the Annual Dividend for 1998 and each succeeding calendar year shall accrue on the January 1 next succeeding such year. Accrued dividends shall be payable, when and as declared by the Board, on April 1 of each year, commencing April 1, 1998 (a "Dividend Payment Date"). Each of such dividends shall be paid to the holders of record of shares of this Series as they appear on the stock register of the Corporation on such record date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board. Accrued and unpaid dividends may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board.

         (3) In addition to dividends with respect to shares of this Series accruing pursuant to Section 0, additional cumulative cash dividends at the Prime Rate (as hereinafter defined) shall accrue daily on any accrued and unpaid Annual Dividend from and after the Dividend Payment Date with respect thereto, and such additional dividends shall be payable contemporaneously with the payment of such Annual Dividend. As used herein, the "Prime Rate" means the annual interest rate charged from time to time by Texas Commerce Bank, National Association, Houston for unsecured 90-day loans to large responsible commercial or industrial borrowers.

         (4) No full dividends shall be declared or paid or set apart for payment on Class A Preferred Stock of any series ranking, as to dividends, on a parity with or junior to this Series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on this Series for all dividends accruing on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of this Series and of any other series of Class A Preferred Stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and of any other series of Class A Preferred Stock ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other series of Class A Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of this Series and such other series of Class A Preferred Stock bear to each other. Holders of shares of this Series shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on this Series.

         (5) Any dividend payment made hereunder shall first be credited against the earliest unpaid dividend hereunder.

         (6) Following the end of each calendar year of the Corporation commencing with the year ending December 31, 1998, the Corporation shall add to the Cumulative Deficiency Per Preferred Share account one one-thousandth of one percent (0.00001) of EPCS Deficiency, if any, for such calendar year. The Annual Dividend shall be reduced (but not below zero) by the balance of the Cumulative Deficiency Per Preferred Share account as reflected on the books of the Corporation at the date of determination, and any such reduction in the Annual Dividend shall be subtracted from the Cumulative Deficiency Per Preferred Share account on the books of the Corporation.

         (c)  Redemption Upon Dividend Default or Change of Control.

         (1) In the event that a Dividend Default (as hereinafter defined) exists, or upon the occurrence of a Change of Control (as hereinafter defined), each holder of shares of this Series shall have the right, at his option (the "Option"), to require the Corporation to redeem the shares of this Series owned by such holder at a redemption price equal to 120% of the Redemption Price Per Share.

         (2) The Option shall be exercised by a holder of shares of this Series by surrendering certificates (the "Certificates") representing shares of this Series to the Corporation at its office in Richardson, Texas, accompanied by a notice to the Corporation that such holder elects to exercise the option. The Certificates so surrendered shall be accompanied by proper assignments thereof to the Corporation. As soon as practicable (and in no event later than 10 days) after the receipt of such Notice of Exercise, the Corporation shall issue and shall deliver a certified or bank cashier's check in an amount equal to 120% of the Redemption Price Per Share (as hereinafter defined) multiplied by the number of shares represented by the Certificates so surrendered. Such check shall be issued and delivered at the Corporation's principal office in Richardson, Texas, to the person for whose account the Certificates were so surrendered, or on his written order. The shares so presented for redemption shall be deemed to have been redeemed upon delivery to the holder thereof of full payment of the Redemption Price Per Share.

         (d) Redemption upon Liquidation, Merger or Authorization of Prior Preferred.

         (1) The shares of this Series shall be redeemable, in whole only, at the option of each holder of shares of this Series, at the Redemption Price Per Share, for a period of 90 days after the Board shall have approved (i) a liquidation of the Corporation, (ii) a merger or consolidation of the Corporation into or with any other corporation in which the Corporation is not the surviving corporation or (iii) the creation, authorization or issue of any shares of any class of stock of the Corporation ranking prior to the shares of this Series as to dividends or distributions upon liquidation, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issue of any obligation or security convertible into or evidencing the right to purchase any such prior shares. Notice of any such event shall be given by the Corporation by first class mail, postage prepaid, mailed not more than 10 days following such approval, to each holder of record of shares of this Series, at such holder's address as the same appears on the stock register of the Corporation.

         (2) The option provided in Section (d)(1) be exercised by a holder of shares of this Series by surrendering Certificates to the Corporation at its office in Richardson, Texas, accompanied by a notice to the Corporation that such holder elects to exercise such option. The Certificates so surrendered shall be accompanied by proper assignments thereof to the Corporation. As soon as practicable (and in no event later than 10 days) after the receipt of such Notice of Exercise, the Corporation shall issue and shall deliver a certified or bank cashier's check in an amount equal to the Redemption Price Per Share multiplied by the number of shares represented by the Certificates so surrendered. Such check shall be issued and delivered at the Corporation's principal office in Richardson, Texas, to the person for whose account the Certificates were so surrendered, or on his written order. The shares so presented for redemption shall be deemed to have been redeemed upon delivery to the holder thereof of full payment of the Redemption Price Per Share.

         (e) Mandatory Redemption after January 1, 2002.

         (1) Subject to the further provisions of this Section (e)(1), at any time after January 1, 2002, the shares of this Series shall be redeemed in whole at the Redemption Price Per Share determined as of January 1, 2002. If the Adjusted Earnings Delta for the Corporation's calendar year ending
    December 31, 2001 is fifteen percent (15%) or more, then the Corporation shall give notice of such redemption on such date prior to April 1, 2002 as the Corporation's Board of Directors shall determine; otherwise, such notice of redemption shall be given on such date prior to April 1, 2003 as the Corporation's Board of Directors shall determine.

         (2) In the event that less than all of the outstanding shares of this Series are to be redeemed pursuant to Section (e)(1), the number of shares to be redeemed shall be determined by the Board, and such shares shall be redeemed pro rata.

         (3) At such time as the Corporation shall redeem shares of this Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the Redemption Price Per Share (and the factors used in calculating such amount); and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

         (4) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of this Series so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price plus accrued and unpaid dividends to the redemption date) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

         (5) Any shares of this Series which shall at any time have been redeemed or purchased by the Corporation shall, after such redemption, have the status of authorized but unissued shares of Class A Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board.

    (f)  Liquidation Rights.

         (1) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of this Series shall be entitled to receive out of the assets of the Corporation, or the proceeds thereof, cash in the amount of the aggregate stated value per share of the outstanding shares of this Series plus a sum equal to all dividends (whether or not declared) on such shares accrued and unpaid thereon to the date of final distribution before any payment or distribution of any kind shall be made on the Common Stock or on any other class of stock ranking junior to the Class A Preferred Stock as to assets.

         (2)  Neither  the  sale of all or  substantially  all the  property  or business  of  the  Corporation,  nor  the  merger  or  consolidation  of the
    Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section.

         (3) After the payment to the holders of the shares of this Series of the full preferential amounts provided for in this Section, the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

         (4) In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section (f)(1), no such distribution shall be made on account of any shares of any other class or series of Class A Preferred Stock ranking on a parity with the shares of this Series upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

         (g) Ranking of Classes of Stock. Shares of this Series shall rank on a parity as to dividends and upon liquidation with shares of the Corporation's Adjustable Rate Cumulative Class A Preferred Stock, 12% Convertible Class A Preferred Stock, Series D and Adjustable Rate Cumulative Class A Preferred Stock, Series C. For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

         (1) prior to the shares of this Series, either as to dividends or upon liquidation, if the holder of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference of or priority to the holders of shares of this Series;

         (2) on a parity with shares of this Series, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of this Series, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between holders of such stock and the holders of shares of this Series; and

         (3) junior to shares of this Series, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference of or priority to the holders of shares of such class or classes.

         (h) Issuance of Common Stock Upon Redemption. Notwithstanding anything to the contrary herein, at the sole and exclusive option of the Corporation, up to one-half of any redemption payment that may be made under Section
    (c)(2), Section (d)(2) or Section (e) may be made in the form of the issuance and delivery to the holder of shares of this Series of shares of the Common Stock, no par value, of the Corporation; provided however, that the Corporation shall not have such option in the case of any redemption of shares of this Series resulting from a Change of Control. Any shares of Common Stock of the Corporation so issued and delivered pursuant to this Section (h) shall be deemed to have a cash value equal to the last reported sales price thereof in the primary trading market therefor on the trading day next preceding (i) the date of surrender of certificates representing shares of this Series pursuant to Section (c)(2)or Section (d)(2) or (ii) the delivery of a notice of redemption pursuant to Section (e)(3), as the case may be. Any shares of Common Stock of the Corporation so issued and delivered must be registered under the Securities Act of the 1933 (the "Act") so that such shares may be resold without the imposition of any holding period under Rule 144 under the Act or any successor to such rule.

         (i) Conversion or Exchange. The holders of shares of this Series shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

         (j) Voting. The shares of this Series shall not have any voting powers either general or special, except that, unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of this Series at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of this Series shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designation, Preferences and Rights or any similar document relating to any series of Class A Preferred Stock) which would adversely affect the powers, preferences, privileges or rights of this Series.

         (k) Definitions. For the purposes hereof, the following terms have the following respective meanings:

         "Adjusted Earnings" for a calendar year of the Corporation means (i) EPCS for such year multiplied by (ii) 33,334,951.

         "Adjusted Earnings Delta" for a calendar year of the Corporation means the percentage increase or decrease in the Adjusted Earnings for such year over the Adjusted Earnings for the next preceding calendar year of the Corporation.

         An "Affiliate" of a specified Person is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

         "Annual Dividend" means (A) the product of (i) one one-thousandth of one percent (0.00001) multiplied by (ii) the amount by which EPCS for the calendar year of the Corporation immediately preceding the year in which the determination is made exceeds EPCS for the next preceding calendar year of the Corporation multiplied by (iii) 33,334,951, minus (B) any reduction required by Section (b)(6) hereof.

         An "Associate" of a specified Person is (i) any corporation or organization (other than the Corporation or any Subsidiary of the Corporation) of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity Securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, or (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Corporation or any Subsidiary or Parent (defined below) of the Corporation.

         "Average Adjusted Earnings Delta Factor" means the percentage obtained by subtracting 20 percentage points from the arithmetical mean of the Adjusted Earnings Delta for each calendar year of the Corporation in the period commencing with the year ending December 31, 1997, and ending on the December 31 next preceding the date of determination.

         A Person is a "Beneficial Owner" of Securities of the Corporation if such Person or any of such Person's Affiliates or Associates has or shares, directly or indirectly, through any contract, arrangement, understanding or otherwise, the power to vote or direct the voting of Securities of the Corporation or the power to dispose or direct the disposition of Securities of the Corporation. A Person shall be the "Beneficial Owner" of Securities of the Corporation of which such Person or any of such Person's Affiliates or Associates has the right to become the "Beneficial Owner" (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options, or otherwise.

         "Change of Control" means the occurrence of any one or more of the following events:

               (i) any Person becomes the Beneficial Owner of Securities of the Corporation having 20% or more of the total votes that may be cast for the election of directors of the Corporation; or

               (ii) the stockholders of the Corporation approve the sale or other disposal of all or substantially all of the assets of the Corporation (including a plan of liquidation or dissolution) or the merger or consolidation of the Corporation with or into another corporation in which the Corporation is not the surviving corporation, in accordance with the requirements of the Certificate of Incorporation of the Company and applicable law; or

               (iii) as a result of or in connection with any tender offer, exchange offer, merger or other business combination, sale of assets or contested election of directors, or any combination of the foregoing, the individuals who are directors of the Corporation immediately prior to such event shall cease to constitute the majority of the Corporation's Board of Directors; or

               (iv)  entering  into  an  agreement  by  the   Corporation,   the
         consummation of which would result in an event specified in clause (i),
         (ii) or (iii) of this sentence.

         "Cumulative Adjusted Earnings" means the sum of the Adjusted Earnings for each calendar year of the Corporation in the period commencing with the year ending December 31, 1997, and ending on the December 31 next preceding the date of determination.

         "Cumulative Deficiency Per Preferred Share" means the balance from time to time of the account by that name to be maintained by the Corporation in accordance with Section (b)(6).

         A "Dividend Default" shall exist whenever an Annual Dividend shall have accrued and remain unpaid for more than 10 days following the Dividend Payment Date with respect thereto.

         "EPCS" for a calendar year of the Corporation means the fully diluted earnings per common share of the Corporation as reported in the audited financial statements of the Corporation for such year, as adjusted to exclude the effects on fully diluted earnings per common share of (i)any gains or losses in excess of $1.0 million resulting from the sale of capital assets, or (ii) any gains or losses from the sale of any class of partnership interests in Kaneb Pipe Line Partners, L.P., a Delaware limited partnership.

         "EPCS Deficiency" means the product of (i) the amount, if any, by which EPCS for a calendar year of the Corporation is less than EPCS for the immediately preceding calendar year of the Corporation multiplied by (ii) 33,334,951.

         A "Parent" of a specified Person is an Affiliate controlling such Person directly, or indirectly through one or more intermediaries.

         A "Person" means any individual, firm, corporation, partnership, trust or other entity. Two or more Persons who agree to act together for the purpose of acquiring, holding, voting, or disposing of Securities of the Corporation shall be deemed a "Person". Excluded from the definition of "Person" are the Corporation and any Affiliates of the Corporation, whether individually or in any combination.

         "Redemption Price Per Share" means (A)(i) Cumulative Adjusted Earnings multiplied by (ii) the Average Adjusted Earnings Delta Factor multiplied by
    (iii) seven and one-half basis points (.00075) plus (B) any accrued and unpaid dividends on a share of this Series; provided however, that the Redemption Price Per Share shall not be less that the stated value per share.

         "Securities" of the Corporation means, unless the context requires otherwise, equity securities of the Corporation or any Subsidiary or Parent or any other securities or instruments that entitle the holder thereof, by trust, proxy or any other agreement, arrangement or understanding or otherwise, to vote in the election of directors of the Corporation. "Securities" shall also include any securities or instruments that entitle the holder thereof to acquire, upon exercise, exchange or conversion thereof, Securities of the Corporation.

         (l) Adjustment Upon Change in Common Stock. Notwithstanding anything to the contrary herein, the Annual Dividend and the Redemption Price Per Share shall be proportionately adjusted as the Board of Directors of the Corporation shall from time to time determine in its sole discretion to be equitably required to exclude the effects of any stock dividends, stock split-ups, or subdivisions or consolidations of shares of Common Stock of the Corporation effected subsequent to January 1, 1997. Any determination under this Section (1) shall be final and conclusive.

    IN WITNESS WHEREOF, Kaneb Services, Inc. has caused its corporate seal to be hereunto affixed and the certificate to be signed by Howard C. Wadsworth, its vice president, and the same to be attested by Renata Fancher, its assistant secretary, this 13th day of June, 1997.

                              KANEB SERVICES, INC.

                              By  Howard C. Wadsworth, Vice President

[Corporate Seal]

ATTEST:

Renata Fancher, Assistant Secretary